Exhibit 10.1

WITHOUT PREJUDICE

SUBJECT TO CONTRACT

RETIREMENT AGREEMENT

DATE: August 15, 2025

PARTIES:

(1)         You: Roger Thompson of [***]

(2)         The Company: Janus Henderson Administration UK Limited (company number 00290577) whose registered office is at 201 Bishopsgate, London EC2M 3AE

WHEREAS

 (1)   The Company is duly authorised to enter into this Agreement on its own behalf and as agent for any Group Company.

(2)

Without admission of liability, the Company and you have agreed on the terms set out in this Agreement related to your retirement from the Company by way of settlement of all claims you have or may have against the Company (or any Group Company) arising out of your employment and the termination of your employment and (if relevant to you) any Directorships or their termination or cessation (also referred to as a settlement agreement). The Company also confirms that it is not aware of any claims it might have against you.

IT IS AGREED as follows:

1.	Definitions

1.1	In this Agreement the following words and expressions will (unless they are inconsistent with the context) have the following meanings:

Associated Company	An associated employer within the meaning of section 231 of the Employment Rights Act 1996.
Directorships and Offices Further Tax Janus Henderson Group

Directorships or offices of any Group Company and directorships, trusteeships and offices of, or partnerships in, any company, trust or entity (i) connected with the Janus Henderson Group or its business or (ii) which you hold at the request or instruction of the Janus Henderson Group.

Any income tax, employee National Insurance contributions, interest, penalties, charges and/or costs arising in respect of the Ex Gratia Payment (except where such income tax and/or employee National Insurance contributions are deducted by the Company under the terms of the Agreement and where such interest, penalties, charges and/or costs arise due to the delay or default of the Company) and/or any other taxable payments or benefits under this Agreement which you are liable to pay and/or which HMRC requires the Company to pay.

The Company, or any company which controls the Company from time to time, or any Subsidiary from time to time of the Company, or of any company which controls the Company, or any company having, whether directly or indirectly, a parent company in common with the Company, or any Associated Company of the Company (each, a Group Company).

Pension Scheme	The Janus Henderson Group UK Pension Scheme.
Second Retirement Agreement	A retirement agreement in the form attached at Schedule 4.
Subsidiary

In relation to a company (a holding company) means a subsidiary (as defined in section 1159 of the Companies Act 2006) and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of such holding company.

Termination Date	31 March 2026.

2.	Termination of Employment/Payment of Salary/Holiday Pay

2.1

After having worked three months of your contractual notice period from 1 January 2026 through 31 March 2026 (which includes, for the avoidance of doubt, any period of garden leave during which you will still have obligations as an employee), your employment will terminate on the Termination Date.

2.1

You will continue to carry out your normal role and duties as Chief Financial Officer (“CFO”) and Head of Asia Pacific Client Group between the date of this Agreement and 31 December 2025 and satisfy (including assisting the Company with a successful transition of these aforementioned roles and responsibilities) the following through the Termination Date:

(a)	You must maintain a satisfactory level of attendance (as required during periods through 31 December 2025); and

(b)	You maintaining a satisfactory standard of professional behaviour, including, but not limited to, ensuring continued demonstration of the Janus Henderson Investors Values; and

(c)	You meeting, to the Company’s satisfaction, all performance objectives as stipulated by the Company, including working on projects and / or additional responsibilities that may be required.

2.2

As of 1 January 2026, you will be placed on garden leave and you shall remain on garden leave until the Termination Date. During the Garden Leave period, (i) you are no longer required to work unless specifically requested to do so, (ii) you should refrain from attending the office or directly or indirectly contacting any of our clients, suppliers, employees, officer or representatives (except on a social basis), (iii) you must be reasonably available during normal working hours to answer any work-related inquiries, and (iv) you should not undertake any other business or profession without our prior written consent except with respect to assisting the Company with matters relating to finalizing its financial statements which will be delegated to you at the Company’s direction and discretion, or be or become an employee, officer or agent of any other firm, company or person. Until your Termination Date, you remain employed by the Company and you will continue to be bound by your contract of employment, including for the avoidance of duty, your duty of trust and confidentiality.

2.3

You undertake to co-operate fully with the Company or any Group Company or its or their advisers in relation to the comprehensive, timely and accurate handover of your duties. The Company shall provide you with reasonable support to enable you to effect an orderly transition and hand over of your duties in accordance with SYSC 25.9.8.

2.4

You agree to co-operate fully with the Company or any Group Company or its or their advisers in relation to any internal investigation or other internal enquiry or any investigation or other enquiry by the FCA, or any other law enforcement or regulatory authorities, clearing houses and exchanges, professional bodies, or government bodies or agencies in relation to the Company or any Group Company or its or their current or former employees, or any litigation brought by or against the Company or any Group Company or its or their current or former employees. The assistance you are required to provide under this clause includes, but is not limited to, meeting with and providing information and/or documents to employees, workers and/or agents of the Company or any Group Company, meeting with and providing information to any regulatory body and/or the professional advisers (including legal advisers) of the Company or any Group Company, co-operating in the preparation of witness statements, and attending any relevant regulatory, court or tribunal hearings to give evidence. The Company agrees to pay any reasonable expenses incurred by you in providing such cooperation.

2.5

You will continue to receive your salary and benefits until the Termination Date and will be entitled to receive the sum of monies which represents payment for holiday which has accrued during the current holiday year but which remains untaken as at the Termination Date, less deductions for income tax and National Insurance contributions at appropriate rates and less any sums owed in respect of taken but unaccrued holiday and any sums authorised by you as deductions or reductions or otherwise owed by you to the Company as determined at the Company’s discretion (together, Deductions). Any holiday taken by you in excess of your accrued entitlement as at the Termination Date shall be deducted from your final payment. Your P45 will be issued to you following the Termination Date.

2.6

If you have participated in the Company’s holiday purchase scheme for the current year, the Company will make a payment in respect of any holiday paid for by you during the current holiday year but which remains untaken as at the Termination Date, less deductions for income tax and National Insurance contributions at appropriate rates, as determined by the Company.

2.7	You and the Company will enter into the Second Retirement Agreement on, or within 5 days of, the Termination Date.

3.	Termination Payments

3.1

Subject to your compliance with the terms of this Agreement, and the Second Retirement Agreement, within 28 days of the later of (i) receipt by the Company of this Agreement duly executed by you and completed by your solicitor; (ii) receipt by the Company of the Second Retirement Agreement duly executed by you and completed by your solicitor; and (iii) the Termination Date, the Company (having already considered any adjustment for mitigation) will pay to you:

3.1.1

a payment in lieu of 3 months of your 6 month contractual notice period of £100,000 less deductions required by law, as determined by the Company. Post-Employment Notice Pay (as defined in section 402D of ITEPA) is taxable as earnings. The Company shall accordingly deduct income tax and National Insurance contributions from Post-Employment Notice Pay at the appropriate rate.

4.	Bonus/Incentive

4.1

On or around 25 January 2026 (in line with the Company’s annual bonus cycle), the Company will pay to you the sum representing an incentive bonus relating to the 2025 performance year from 1 January 2025 to 31 December 2025. The amount will reflect your contribution in 2025 and will be consistent with the 2025 bonus pool. This payment will be subject to mandatory deferral under the terms of the Company’s current deferral scheme and may be paid in the form of shares in Janus Henderson Group plc or other instruments. It will also be subject to deductions required by law as determined by the Company. The deferred portion will be granted as soon as practicable in accordance with the Company’s deferral process and timeframes.

4.2

In addition to the above, and subject to and in accordance with clause 3.1, the Company will pay to you the sum representing a pro-rated incentive bonus relating to the 2026 performance year. Your 2026 incentive bonus will be equal to ¼ of your 2025 incentive bonus, further adjusted up or down in line with the Company’s bonus pool as at 31 March 2026. This payment will be subject to mandatory deferral under the terms of the Company’s current deferral scheme and may be paid in the form of shares in Janus Henderson Group plc or other instruments. It will also be subject to deductions required by law as determined by the Company. The deferred portion will be granted as soon as practicable in accordance with the Company’s deferral process and timeframes.

5.	Tax

5.1	The Company will account to HMRC for the income tax/National Insurance so deducted. Any liability for Further Tax will be yours alone.

5.2

You undertake that if the Company is called upon to account to HMRC for any Further Tax and if the Company pays the Further Tax to HMRC and notifies you of the fact, you will without delay pay to the Company an amount equal to the Further Tax. No payment of Further Tax will be made to HMRC without particulars of any proposed payment being given to you.

6.	Pension Arrangements and SIPP

6.1	Shortly after the Termination Date, you will receive a statement of your preserved pension under the Pension Scheme. You will not be entitled to any other benefit under the Pension Scheme.

6.2

If you pay contributions to the Group Self Invested Pension Plan (SIPP), any salary sacrifice will stop automatically with effect from the Termination Date and contributions by the Company into the SIPP will cease on the Termination Date, save that:

6.2.1

if relevant, in respect of the Company’s matching contribution of one twelfth of your annual contributions (the Anniversary Contribution), if an Anniversary Contribution has not fallen due by the Termination Date, the Company will contribute a proportion only, calculated by reference to the number of completed months between your entry to the Plan and the Termination Date. If you have already received an Anniversary Contribution, the pro-rated amount will be calculated by reference to the number of months between the last Anniversary Contribution and the Termination Date; and

6.2.2

if relevant, in respect of the Company's matching contribution of one twelfth of your bonus sacrifice, the Company will contribute a proportion only, calculated by reference to the number of completed months between the date of the bonus sacrifice and the Termination Date.

6.3

With effect from the Termination Date the Company will no longer pay any of Hargreaves Lansdown’s charges. The SIPP and your investments in it remain yours and you should contact Hargreaves Lansdown for further information.

7.	Secrecy

7.1

You agree to keep the terms of this Agreement confidential (until such time as the Agreement or its terms are publicly filed or made publicly available by the Company in accordance with regulatory requirements), and the terms on which your employment was terminated strictly confidential and agree not to disclose communicate or otherwise make public the same to anyone (save to your partner, professional advisers (including a medical practitioner or counsellor for the purpose of seeking or obtaining treatment) and the relevant tax and/or regulatory authorities and otherwise as may be required to be disclosed by law).

7.2

You undertake that you will not (whether directly or indirectly) make public or otherwise communicate any disparaging or derogatory statements whether in writing or otherwise concerning the Company or any Group Company or any of its or their officers or employees.

7.3

In return, the Company will not authorise or encourage any of its employees or officers to make public or otherwise communicate any disparaging or derogatory statements whether in writing or otherwise concerning you.

8.	Permitted Disclosures

8.1	Nothing in this Agreement prevents the parties from making a disclosure:

8.1.1	that your employment with the Company terminated by reason of retirement on the Termination Date;

8.1.2

which amounts to a protected disclosure within the meaning of section 43A of the Employment Rights Act 1996. This includes protected disclosures made about matters previously disclosed to another recipient;

8.1.3	in order to report an offence to a law enforcement agency or to co-operate with a criminal investigation or prosecution;

8.1.4	for the purposes of reporting misconduct, or a serious breach of regulatory requirements, to any body responsible for supervising or regulating the matters in question;

8.1.5	if and to the extent required by law; or

8.1.6	to the Equality and Human Rights Commission.

8.2	All other terms of this agreement are to be read subject to clause 8.1.

9.	Confidentiality

9.1

In consideration for the further payment of the bonus payment set out in clause 4 (from which the Company will deduct such income tax and employee National Insurance which it is by law obliged to deduct) you agree and acknowledge that you remain bound by and will continue to comply with your duty of confidentiality towards the Company and any Group Company as set out in your contract of employment (as amended from time to time) and will treat as trade secret all confidential and specialised data and information acquired by you during the course of your employment including but not limited to any information concerning:

9.1.1

the Company's (or any Group Company's) products, product development, sales and marketing strategies, plans, training programmes, instructions, client care policies, pricing structures (whether for clients or in relation to client services provided by any Group Company or a third party), client details, proprietary trading and investment capabilities, employee information and related compensation, and management practice;

9.1.2

any person who at the Termination Date or formerly was an employee or client of the Company or any Group Company, and will not at any time in the future use any such trade secrets or information for your own benefit nor divulge them to any individual, organisation, firm or company without the prior written consent of the Company. For the avoidance of doubt this clause does not apply to any information which has entered the public domain otherwise than as a result of a direct or indirect disclosure by you.

10.	Warranties

10.1	You warrant and represent that:

10.1.1

you have not at any time done or failed to do anything which act or omission amounts to a repudiatory breach of the express or implied terms of your contract of employment which would entitle the Company to terminate your employment without notice;

10.1.2

on or before the Termination Date, you will return to the Company all property (including your Company identification), Company credit card, office keys, mobile telephone equipment, computer equipment, blackberry or other mobile records, correspondence, documents, files, client lists, client records and other information (whether originals copies or extracts and whether in written or in computer readable form) belonging to the Company or any Group Company;

10.1.3	you will not retain any copies (in any form) of any such records, correspondence, documents, files, client lists, client records or other information;

10.1.4

you will erase and procure the erasure of all data relating to the business of the Company from any computer to which you have access and which is not under the custody or control of the Company and will destroy any paper copies made of such data; and

10.1.5	you have not and will not commence any action or issue any legal proceedings against the Company or any of its respective officers or employees in any court or Tribunal; and

10.1.6

you are not employed or self-employed in any capacity by a party other than the Company nor are you in discussions which are likely to lead to nor have you received such an offer of employment or self-employment.

10.2

The Company is under no obligation to make the payments provided for in clause 3, 4 or 12 in the event that you are in breach of any of the warranties in this clause 10, or if on or before the Termination Date, you do or fail to do anything which amounts to a repudiatory breach of the express or implied terms of your employment with the Company.

11.	Legal Expenses

11.1

Subject to receipt of a signed copy of this Agreement from you, the Company will, on the production of an appropriate copy VAT invoice (addressed to you but marked payable by the Company) and subject to the terms of this Agreement, pay to your solicitors your legal expenses relating exclusively to advice on your rights in connection with this Agreement and the Second Retirement Agreement, up to a maximum of £900 plus VAT.

12.	Share Schemes

12.1

Any shares, units, awards, options, or other rights in respect of shares or units that you may hold under any of the Company’s employee share incentive arrangements (“Share Scheme”) will be dealt with in accordance with the rules of the relevant Share Scheme plan or arrangement, including your complying with the obligations set forth in the Share Scheme documents.  For the avoidance of doubt, performance-based share units granted to you shall be eligible to vest in accordance with the provisions in the applicable Share Scheme documents related to a termination of affiliation due to retirement. A summary of the provisions that will apply to you is set out in the applicable leaver factsheet which will be provided to you separately.  For the avoidance of doubt, the leaver factsheet is a summary for guidance purposes only, and if there is any conflict between the leaver factsheet and the rules of the relevant plan or arrangement, the rules of the plan or arrangement will prevail.

12.2	All provisions in this clause 12 are strictly subject to the rules of the relevant Share Scheme from time to time in force.

12.3

You agree that the provisions set out in this clause will take effect provided that you ensure that the Company has your up to date personal email address at all times so that the relevant Share Schemes’ trustees and administrators can maintain contact with you.

12.4	Subject always to the rules of the relevant Share Scheme, an indicative statement of your entitlements under the Company’s Share Scheme is contained in Schedule 2 to this Agreement.

12.5

Subject to satisfaction of the Post-Employment Conditions and receipt by the Company of a Post-Employment Certificate in accordance with clause 12.5.1 below, the Company will request (but cannot compel) the Committee as defined in the relevant Share Scheme rules (or other authorised committee) to approve the release of your restricted shares or units on the scheduled vesting dates. Income tax and national insurance/social security contributions will be due on any restricted shares or units based on the share/unit price at the date the shares or units are released to you.

12.5.1

At least twenty-eight days prior to each vest date you agree to provide to the Company a certificate in the form contained in Schedule 3 to this Agreement to confirm your continued compliance with the Post-Employment Conditions (the Post-Employment Certificate) in the period from the date of this Agreement to the relevant vest date.

12.5.2	The Post-Employment Condition is satisfied if, in the sole and unfettered opinion of the Company:

12.5.2.1

you have indefinitely withdrawn from the workforce including from sitting on the board of directors of a competitor of the Company, as determined by the Human Capital and Compensation Committee of the Board of Janus Henderson Group plc, with this Committee exercising reasonable judgment that would not be considered a violation of this 12.5.2.1 in assessing future involvement with non-profit organisations or organisations that do not directly compete with the Company; and

12.5.2.2

have not, whether directly or indirectly, on your own behalf or on behalf of or in conjunction with any other person, firm, company or other entity, for the period of 12 months following the Termination Date, for the purposes of any business which competes or is about to compete with any business carried on by the Company or any Group Company, canvassed, solicited, dealt with or accepted business or custom from or endeavoured to canvass, solicit, deal with or accept business or custom from any person, firm, company or other entity who is, or was, in the 12 month period immediately prior to the Termination Date, a customer of the Company or any Group Company with whom you had business dealings during the course of your employment in that 12 month period; and

12.5.2.3

have not, whether directly or indirectly, on your own behalf or on behalf of or in conjunction with any other person, firm, company or other entity, for the period of 12 months following the Termination Date, solicited or enticed away or endeavoured to solicit or entice away any individual who is employed or engaged by the Company or any Group Company as a director, fund manager or in a senior managerial or other specialist capacity and with whom you had business dealings during the course of your employment in the 12 month period immediately prior to the Termination Date.

12.5.2.4

The period during which the restrictions in clause 12.5.2.2 and clause 12.5.2.3 shall apply following the Termination Date shall be reduced by the amount of time during which, if at all, the Company places you on garden leave.

12.5.2.5

Each obligation under clause 12.5.2.2 and clause 12.5.2.3 will be treated as a separate obligation and will be severally enforceable as such. If any restriction contained in this clause is judged by any court of competent jurisdiction to be void or unenforceable as going beyond what is reasonable in the circumstances but would be valid if part of the wording were deleted the said restriction will apply with such deletions as may be necessary to make it valid and effective.

13.	Reference

13.1

Subject to (i) its obligations to any relevant regulatory body and (ii) any further information coming to the Company’s attention which it considers should properly be reflected in the reference, the Company will, if requested by a potential employer, supply a reference in its standard form from time to time in use. A specimen of the Company’s current standard reference is attached as (i) Schedule 1 Part A to this Agreement in respect of a role which would not require you to be a Senior Manager or Certified Person; and (ii) Schedule 1 Part B to this Agreement in respect of a role which would require you to be a Senior Manager or a Certified Person. For the avoidance of doubt, the Company reserves the right to:

13.1.1	make such disclosures about you; and

13.1.2	issue an updated reference in respect of you,

as required by law or by any securities exchange or regulatory or governmental body having jurisdiction over the Company or any Group Company, whether or not the requirement has the force of law and notwithstanding the fact that any such disclosure or updated reference may deviate from the terms of any agreed reference.

14.	Restrictive Covenants

14.1

In consideration for the payments set out in clause 4 and 12 (from which the Company will deduct such income tax and employee National Insurance which it is by law obliged to deduct) you covenant with the Company (for itself and as trustee and agent for each Group Company) that you will continue to be bound by the provisions of express confidentiality and post termination obligations contained in clauses 3, 20 and 21 of your employment contract.

15.	Resignation from Directorships

15.1

Where you hold any Directorships and Offices, you confirm that you will sign a letter resigning your Directorships and Offices and/or execute any documents necessary to give effect to such resignation in a form prescribed by the Company and will return this/these to the Company together with the signed copies of this Agreement. You agree to take all actions deemed reasonably necessary by the Company to effect or evidence such resignations. To the extent such signatures for resignation were not received, your resignation of any such Directorships are confirmed as of the Termination Date or such earlier date deemed appropriate or necessary by the Company.

16.	Claims against the Company or any Group Company

16.1

Without any admission of liability by the Company, you agree to accept the terms set out in this Agreement in full and final settlement of any and all claims, demands, costs, expenses or rights of action which you have or may have against the Company and/or any Group Company or any of its or their officers or employees, whether at common law, statutory, pursuant to European Union law or otherwise, however arising, in connection with your employment and/or its termination and (where relevant) your Directorships and/or your removal or resignation from them (the Identified Issues).

16.2	In particular, but without limitation, the waiver and release contained in clause 16.1 extends to:

16.2.1	any claim for damages for breach of contract or wrongful dismissal (whether brought before an Employment Tribunal or otherwise); and

16.2.2	any claim for compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other similar scheme operated by the Company or any Group Company; and

16.2.3	any statutory claims which you have or may have as follows:

(a)	a claim of unfair dismissal under the Employment Rights Act 1996;

(b)	a claim for a redundancy payment, under the Employment Rights Act 1996;

(c)	a claim in relation to equal terms under the Equal Pay Act 1970 and/or the Equality Act 2010;

(d)	a claim in relation to pregnancy or maternity discrimination or discrimination related to sex, marital or civil partnership status or gender reassignment under the Equality Act 2010;

(e)	a claim for harassment based on unwanted conduct of a sexual nature under the Equality Act 2010;

(f)	in respect of any right, benefit or entitlement relating to maternity, paternity or adoption leave secured by Part VIII of the Employment Rights Act 1996 or any regulations made thereunder;

(g)	a claim in relation to discrimination related to race, colour, nationality or ethnic or national origin under the Equality Act 2010;

(h)	a claim in relation to discrimination related to disability, disability –related discrimination and/or the failure to make adjustments under the Equality Act 2010;

(i)	a claim of unlawful deductions under the Employment Rights Act 1996;

(j)	a claim in relation to working time or holiday pay under the Working Time Regulations 1998;

(k)	a claim in relation to time off work under the Employment Rights Act;

(l)	a claim in relation to parental rights and/or flexible working under the Employment Rights Act 1996;

(m)	a claim of less favourable treatment on the grounds of part-time working under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000;

(n)	a claim of less favourable treatment on the grounds of fixed-term status under regulation 7 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002;

(o)	a claim in relation to discrimination relating to sexual orientation under the Equality Act 2010;

(p)	a claim in relation to discrimination relating to religion or belief under the Equality Act 2010;

(q)	a claim under the Transnational Information and Consultation of Employees Regulations 1999;

(r)	a claim under the Employment Rights Act 1996 in respect of detriment suffered in relation to making a protected disclosure;

(s)	a claim under the Employment Rights Act 1996 in respect of detriment suffered in relation to the right to be accompanied, under the Employment Relations Act 1999;

(t)	a claim of discrimination relating to age under the Equality Act 2010;

(u)	any civil claim for harassment under the Protection from Harassment Act 1997;

(v)	any civil claims for damages or compensation under applicable health and safety legislation, including the Health & Safety At Work Act 1974; and

(w)	any claim under the Data Protection Act 1998, EU General Data Protection Regulation (EU) 2016/679, UK General Data Protection Regulation or Data Protection Act 2018, as applicable.

The claims specified in these clauses 16.1 and 16.2 (together the Employee Claims) are claims which it is recognised you have or may have arising out of the circumstances surrounding your employment and/or its termination.

For the avoidance of doubt, the term “discrimination” in this clause 16 shall include “victimisation” and “harassment”.

16.3

In signing this Agreement, you confirm that you are not aware of any other claims other than those specified in clause 16 or facts or circumstances that may give rise to any claim against the Company or any Group Company or its or their employees in relation to any other matters.

16.4

By your signature of this Agreement you agree that you will not institute or commence any claims, actions or proceedings against the Company or any Group Company or any officer or employee of the Company or any Group Company in relation to the Identified Issues before any Employment Tribunal or court whether in respect of the Employee Claims or otherwise. For the avoidance of doubt, the Company acknowledges that nothing in this Agreement affects your accrued pension rights, or right to enforce this Agreement or the Second Retirement Agreement or right to bring a claim in respect of personal injury of which you are unaware and could not reasonably be expected to be aware at the date of this Agreement (except personal injury of any kind to the extent that such a claim arises out of or relies upon any alleged act of discrimination), and you represent and warrant that as at the date of signature of this Agreement, you are not aware of any circumstances which give rise or may give rise to any claim in relation to personal injury.

16.5	You represent and warrant that:

16.5.1

you have received independent legal advice from a relevant independent adviser (as defined by section 203 of the Employment Rights Act 1996) as to the terms and effect of this Agreement and in particular its effect on your ability to pursue a claim in relation to the Identified Issues and you have previously notified any and all potential claims of any nature you have or may have against the Company or any Group Company (or any of its or their officers or employees) to the Company in writing and that you have no other complaints or grounds for any claim whatsoever against the Company in relation to the Identified Issues, including without limitation the Employee Claims;

16.5.2	the name of the independent adviser referred to in clause 16.5.1 above is Matt Gingell of Lombards Law.

16.5.3

you are advised by the independent adviser that there is in force and was at the time you received the advice referred to above an insurance policy covering the risk of a claim by you in respect of loss arising in consequence of that advice. You acknowledge that the Company has acted in reliance on these warranties when entering into this Agreement.

16.6

You agree and acknowledge that the conditions regulating settlement and compromise agreements contained in section 147 of the Equality Act 2010, the Employment Rights Act 1996, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Trade Union and Labour Relations (Consolidation) Act 1992, Regulation 35 of the Working Time Regulations 1998, Regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, Schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, Schedule 5 of the Employment Equality (Age) Regulations 2006, the National Minimum Wage Act 1998, the Employment Relations Act 1999, sub-paragraphs (a) to (e) of r39(4) of the European Public Limited-Liability Company (Employee Involvement) (Great Britain) Regulations 2009, the Posted Workers (Enforcement of Employment Rights) Regulations 2016, Regulation 40 of the Information and Consultation of Employees Regulations 2004, paragraph 12 of the schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, the Pensions Act 2008 and any other similar relevant statutory provisions relating to the compromising of statutory claims are intended to be and have been satisfied.

16.7

You agree that if you materially breach any provision in this Agreement or pursue a claim against the Company or any Group Company relating to your employment or its termination, an amount equal to the loss (including consequential loss and any legal fees or costs) which the Company and/or any Group Company suffers or incurs as a result will be immediately payable to the Company upon demand and the Company will be released from any continuing obligation under this Agreement. The Company may also pursue other rights and remedies to enforce this Agreement, including seeking an injunction and/or suspending, terminating any remaining payments or vesting events, and recovery of any payments made.

17.	Liability Coverage

Your coverage under all insurance policies that cover the Company and any parent company, affiliate or subsidiary of the Company, including those for directors and officers of such entities, shall remain in place through the Termination Date. Insurance coverage will extend to any future claims relating to your employment. The Company also agrees to indemnify you, to the extent covered in accordance with the terms and conditions of such insurance policies and subject to the Companies Act 2006, against any and all actions, claims, costs, proceedings or expenses brought against or incurred by you personally arising out of such directorships or other offices other than in relation to any wilful negligence, wilful default, fraud, wilful breach of duty or wilful breach of trust committed by you.

18.	Interpretation

18.1	The headings to clauses are for convenience only and have no legal effect.

19.	Whole Agreement

19.1

Each party for and on behalf of itself and, in the case of the Company, as agent for each Group Company, agrees with the other that (i) this Agreement sets out the entire agreement and understanding between you and the Company and each Group Company in relation to your employment with the Company and its termination, and supersedes all prior discussions between them or their advisers and all statements representations assurances or warranties whenever given and whether orally or in writing and (ii) neither party has relied on any statement, representation, assurance or warranty of any person (whether party to this Agreement or not and whether in writing or not) other than as expressly set out in this Agreement.

19.2	Nothing in this Agreement will, however, operate to limit or exclude any liability for fraud.

20.	Applicable Law and Jurisdiction

20.1

This Agreement will be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English Courts to settle any dispute which may arise in connection with this Agreement.

21.	Miscellaneous

21.1

This Agreement is entered into by the Company for itself and in trust for each Group Company with the intention that each such company will be entitled to enforce it directly. The parties agree that each Group Company will be entitled to enforce the benefit of this Agreement in accordance with the Contracts (Rights of Third Parties) Act 1999. Other than as stated in this clause 21.1, no person other than a party to this Agreement will have any rights to enforce any term of this Agreement.

21.2

This Agreement although marked ‘Without Prejudice’ and ‘Subject to Contract’ will upon signature by both parties be treated as an open document evidencing an agreement binding on the parties. This Agreement must be signed by both parties and your independent adviser must have signed the adviser’s certificate below by 18 August 2025 in order to be valid.

21.3

This Agreement may consist of one or more counterparts, each signed by one or more parties to this Agreement. If so, the signed counterparts are treated as making up one document, the date on which the last counterpart is executed will be the date of the Agreement and when executed and delivered each counterpart is treated as an original and together will constitute one document.

/s/ Roger Thompson

 ………………………………………………

SIGNED by You

/s/ Megan Podzorov

 ………………………………………………

SIGNED for and on behalf of the Company

CERTIFICATE

I, Matt Gingell of Lombards Law confirm that I have given independent legal advice to Roger Thompson as to the terms and effect of the above Agreement and in particular its effect on the ability of Roger Thompson to pursue his rights before an Employment Tribunal.

I confirm that I am a Solicitor of the Senior Courts of England & Wales holding a current Practising Certificate and that there is and was at the time I gave the advice referred to above in force a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of a claim by Roger Thompson in respect of any loss arising in consequence of that advice.

             /s/ Matt Gingell

Signed         ………………………………………………

                August 15, 2025

Dated         ………………………………………………

Schedule 1

PART A

Our Reference:

Your Reference:

[Date]

Private & Confidential

Dear [NAME]

Thank you for your letter of [DATE]. It is Janus Henderson Group plc policy to issue a certificate of employment only in response to a reference request [if relevant: and I am therefore unable to provide all the information you requested.]

CERTIFICATE OF EMPLOYMENT

Name:	Roger Thompson

Dates of employment:	25 June 2013 – 31 March 2026

Last position held:	CFO & Head of APAC Client Group

Under no circumstances must the information be divulged to the subject of the reference or any other third party without our consent.

Yours sincerely/ faithfully

Janus Henderson People Department

Schedule 1

PART B

[Regulated Reference]

Our reference:

Your reference:

[Date]

Private & Confidential

Dear [Name]

Please find enclosed a Regulated Reference for Roger Thompson.

We confirm that Roger Thompson was employed by Janus Henderson Administration UK Limited from 25 June 2013 to 31 March 2026. The last position they held was CFO & Head of APAC Client Group. The attached reference will cover the required period for Regulatory References (in line with the FCA rules).

This reference is given in the strictest of confidence, solely for the purpose for which it was requested and without liability on the part of Janus Henderson Administration UK Limited or any employee of Janus Henderson Administration UK Limited except as required by FCA Rules.  It is for you to assess the appropriateness or suitability of Roger Thompson for any position for which you may be considering him in light of the information supplied in this reference and Janus Henderson Administration UK Limited expresses no opinion in this regard.

Yours sincerely / faithfully

Janus Henderson People Department

Regulated Reference Request
Each question must be answered. Where there is nothing to disclose, this should be confirmed by answering ‘No’ for the relevant question.
Information requested		Response
1A	Name, contact details and firm reference number of firm providing reference; or	[NAME] [ADDRESS] [PHONE NUMBER] [FIRM REFERENCE NUMBER]
1B	Names, contact details and firm reference numbers (where applicable) of group firms providing a joint reference

AlphaGen Capital Limited 119304

Henderson Equity Partners Limited 194050

Henderson Fund Management Limited 149356

Janus Henderson Investors UK Limited 121857

Janus Henderson Fund Management UK Limited 121859

Janus Henderson Investors International Limited 189998

Gartmore Investment Limited 119236

2	Individual’s name (i.e. the subject of the reference)	Roger Thompson
3	Dates of employment (start dates and end dates)	25 June 2013 – 31 March 2026
4	Current/last job title	CFO & Head of APAC Client Group
5	Name, contact details and firm reference number of firm requesting the reference	[NAME] [ADDRESS] [PHONE NUMBER] [FIRM REFERENCE NUMBER]
6	Date of request for reference	[DATE]
7	Date of reference	[DATE]

The answers to Questions A to F cover the period beginning six years before the date of your request for a reference and ending on the date of this reference.
Question		Response
A	Has the individual: 1) Performed a certification function for our firm; or 2) been an approved person for our firm.	1) Yes 2) Yes
B

Has the individual performed one or more of the following roles in relation to our firm:

1)         notified non-executive director;

2)         credit union non-executive director; or

3)         key function holder (other than a controlled function); or

4)         board director.

1) No 2) No 3) No 4) No
C

If we have answered ‘yes’ to either Question A or B above, we set out the details of each position held, including:

1)         what the controlled function, certification function or key function holder role is or was;

2)         (in the case of a controlled function) whether the approval is or was subject to a condition, suspension, limitation, restriction or time limit;

3)         whether any potential FCA governing function is or was included in a PRA controlled function; and

4)         the dates during which the individual held the position.

Gartmore Investment Limited

CF1 Director

No

N/A

21 Aug 2013 to 11 Feb 2019

Henderson Equity Partners Limited

CF1 Director

No

N/A

28 Aug 2013 to 08 Dec 2019

Henderson Equity Partners Limited

SMF3 Executive Director

No

N/A

09 Dec 2019 to 09 Jun 2023

Henderson Equity Partners Limited

SMF9 Chair of the Governing Body

No

N/A

26 May 2020 to 09 Jun 2023

Henderson Fund Management Limited

CF1 Director

No

N/A

21 Aug 2013 to 28 Jul 2017

Janus Henderson Fund Management UK Limited

CF1 Director

No

N/A

17 Jan 2019 to 08 Dec 2019

Janus Henderson Fund Management UK Limited

SMF3 Executive Director

No

N/A

09 Dec 2019 to 31 Dec 2019

Janus Henderson Investors International Limited (Approved roles)

CF1 Director

No

N/A

30 May 2017 to 09 Dec 2019

Janus Henderson Investors UK Limited

CF1 Director

No

N/A

01 Jul 2013 to 08 Dec 2019

AlphaGen Capital Limited

[FCA CF] Material risk taker

No

N/A

17 Apr 2020 to 18 Mar 2021

Janus Henderson Investors International Limited (Certified/assessed roles)

[FCA CF] Manager of certification employee

No

N/A

17 Apr 2020 to 10 Mar 2021

Janus Henderson Investors UK Limited (Approved roles)

SMF1 Chief Executive

No

N/A

07 Jun 2023 to 31 Dec 2025

Janus Henderson Investors UK Limited (Approved roles)

SMF2 Chief Finance

No

N/A

09 Dec 2019 to 31 Dec 2025

Janus Henderson Investors UK Limited (Approved roles)

SMF3 Executive Director

No

N/A

09 Dec 2019 to 31 Dec 2025

Janus Henderson Fund Management UK Limited

[FCA CF] Manager of certification employee

No

N/A

17 Apr 2020 to 31 Dec 2025

Janus Henderson Fund Management UK Limited

[FCA CF] Material risk taker

No

N/A

17 Apr 2020 to 31 Dec 2025

Janus Henderson Investors International Limited

[FCA CF] Manager of certification employee

No

N/A

16 Jul 2022 to 31 Dec 2025

Janus Henderson Investors International Limited

[FCA CF] Material risk taker

No

N/A

17 Apr 2020 to 31 Dec 2025

Janus Henderson Investors UK Limited (Certified/assessed roles)

[FCA CF] Manager of certification employee

No

N/A

From 16 Jul 2022 to 31 Dec 2025

Janus Henderson Investors UK Limited (Certified/assessed roles)

[FCA CF] Material risk taker

No

N/A

From 17 Apr 2023 to 31 Dec 2025

D

Has the individual performed a role for our firm other than the roles referred to in Questions A and B above:

If ‘yes’, we have provided summary details of the other role(s), e.g. job title, department and business unit.

Chief Financial Officer Interim CEO / CFO
E

Have we concluded that the individual was not fit and proper to perform a function:

If ‘yes’, and associated disciplinary action was taken as a result, please refer to Question F below.

If ‘yes’, and no associated disciplinary action was taken as a result, we have set out below the facts which led to our conclusion.

No
F

We have taken disciplinary action against the individual that:

1)         relates to an action, failure to act, or circumstances, that amounts to a breach of any individual conduct requirements that:

a.         apply or applied to the individual; or

b.         (if the individual is or was a key function holder a notified non-executive director or a credit union non-executive director for your firm) the individual is or was required to observe under PRA rules (including if applicable, PRA rules in force before 7 March 2016); or

2)         relates to the individual not being fit and proper to perform a function

If ‘yes’, we have provided a description of the breaches (including dates of when they occurred) and the basis for, and outcome of, the subsequent disciplinary action.

1) No 2) No
G

Are we aware of any other information that we reasonably consider to be relevant to your assessment of whether the individual is fit and proper? This disclosure is made on the basis that we shall only disclose something that:

1)         occurred or existed:

a.         in the six years before your request for a reference; or

b.         between the date of your request for the reference and the date of this reference; or

2)          is serious misconduct

If yes, we have provided the relevant

information.

1) No 2) No

Schedule 2

Indicative Statement of entitlements under the Company’s Share Schemes

The information included in this Schedule is indicative only and is given as at the date of this Agreement. Any entitlement you have under a Company Share Scheme is subject to the rules of the relevant Share Scheme.

Schedule 3

Certificate of Satisfaction of Post-Employment Conditions

From:     [●]

To:         Janus Henderson Administration UK Limited

201 Bishopsgate

London

EC2M 3AE

[Insert date]

Dear Sir/Madam

Certificate of satisfaction of Post-Employment Conditions

I hereby certify that, with respect to the period from the date that my employment with Janus Henderson Administration UK Limited (the “Company”) terminated (the “Leave Date”) to the date hereof:

1)

I have indefinitely withdrawn from the workforce including from sitting on the board of directors of a competitor of the Company, as determined by the Human Capital and Compensation Committee of the Board of Janus Henderson Group plc (Committee), and/or, I have limited any work activities to those granted by the Committee in exercising its reasonable judgment.

2)

I have not, whether directly or indirectly, on my own behalf or on behalf of or in conjunction with any other person, firm, company or other entity, for the period of 12 months following the Leave Date, for the purposes of any business which competes or is about to compete with any business carried on by the Company or any Group Company, canvassed, solicited, dealt with or accepted business or custom from or endeavoured to canvass, solicit, deal with or accept business or custom from any person, firm, company or other entity who is, or was, in the 12 month period immediately prior to the Leave Date, a customer of the Company or any Group Company with whom I had business dealings during the course of my employment in that 12 month period.

3)

I have not, whether directly or indirectly, on my own behalf or on behalf of or in conjunction with any other person, firm, company or other entity, for the period of 12 months following the Leave Date, solicited or enticed away or endeavoured to solicit or entice away any individual who is employed or engaged by the Company or any Group Company as a director, fund manager or in a senior managerial or other specialist capacity and with whom I had business dealings during the course of my employment in the 12 month period immediately prior to the Leave Date.

Words and expressions used in this letter but not otherwise defined herein shall have the meanings given to them in the retirement agreement made between us dated [●], or the second retirement agreement.

Yours faithfully,

……………………….

Schedule 4

WITHOUT PREJUDICE

SUBJECT TO CONTRACT

SECOND RETIREMENT AGREEMENT

DATE:

PARTIES:

(1)         You: Roger Thompson of [***]

(2)         The Company: Janus Henderson Administration UK Limited (company number 00290577) whose registered office is at 201 Bishopsgate, London EC2M 3AE

IT IS AGREED as follows:

1.	Definitions

1.1	Capitalised terms used herein shall have the meaning given to them in the retirement agreement between you and the Company dated______________ (the First Retirement Agreement)

2.	Payments

2.1	Subject to the terms and conditions set out in the First Retirement Agreement, the Company will make the payment set out therein.

3.	Claims against the Company or any Group Company

3.1

Without any admission of liability by the Company, you agree to accept the terms set out in this Agreement in full and final settlement of any and all claims, demands, costs, expenses or rights of action which you have or may have against the Company and/or any Group Company or any of its or their officers or employees, whether at common law, statutory, pursuant to European Union law or otherwise, however arising, in connection with your employment and/or its termination (the Identified Issues).

3.2	In particular, but without limitation, the waiver and release contained in clause 3.1 extends to:

3.2.1	any claim for damages for breach of contract or wrongful dismissal (whether brought before an Employment Tribunal or otherwise); and

3.2.2

any claim for compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other similar scheme operated by the Company or any Group Company other than as set out in the First Retirement Agreement; and

3.2.3	any statutory claims which you have or may have as follows:

(a)	a claim of unfair dismissal under the Employment Rights Act 1996;

(b)	a claim for a redundancy payment, under the Employment Rights Act 1996;

(c)	a claim in relation to equal terms under the Equal Pay Act 1970 and/or the Equality Act 2010;

(d)	a claim in relation to pregnancy or maternity discrimination or discrimination related to sex, marital or civil partnership status or gender reassignment under the Equality Act 2010;

(e)	a claim for harassment based on unwanted conduct of a sexual nature under the Equality Act 2010;

(f)	a claim in respect of any right, benefit or entitlement relating to maternity, paternity or adoption leave secured by Part VIII of the Employment Rights Act 1996 or any regulations made thereunder;

(g)	a claim in relation to discrimination related to race, colour, nationality or ethnic or national origin under the Equality Act 2010;

(h)	a claim in relation to discrimination related to disability, disability–related discrimination or the failure to make adjustments under the Equality Act 2010;

(i)	a claim of unlawful deductions under the Employment Rights Act 1996;

(j)	a claim in relation to working time or holiday pay under the Working Time Regulations 1998;

(k)	a claim in relation to time off work under the Employment Rights Act;

(l)	a claim in relation to parental rights and/or flexible working the Employment Rights Act 1996;

(m)	a claim of less favourable treatment on the grounds of part-time working under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000;

(n)	a claim of less favourable treatment on the grounds of fixed-term status under regulation 7 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002;

(o)	a claim in relation to discrimination relating to sexual orientation under the Equality Act 2010;

(p)	a claim in relation to discrimination relating to religion or belief under the Equality Act 2010;

(q)	a claim under the Employment Rights Act 1996 in respect of detriment suffered in relation to making a protected disclosure;

(r)	a claim under the Employment Rights Act 1996 in respect of detriment suffered in relation to the right to be accompanied, under the Employment Relations Act 1999;

(s)	a claim under the Transnational Information and Consultation of Employees Regulations 1999;

(t)	any claim under the Data Protection Act 1998, EU General Data Protection Regulation (EU) 2016/679, UK General Data Protection Regulation or Data Protection Act 2018, as applicable;

(u)	a claim of discrimination relating to age under the Equality Act 2010;

(v)	any civil claim for harassment under the Protection from Harassment Act 1997; and

(w)	any civil claims for damages or compensation under applicable health and safety legislation, including the Health & Safety At Work Act 1974.

The claims specified in these clauses 3.1 and 3.2 (together the Employee Claims) are claims which it is recognised you have or may have arising out of the circumstances surrounding your employment and/or its termination.

For the avoidance of doubt, the term “discrimination” in this clause shall include “victimisation” and “harassment”.

In signing this Agreement, you confirm that you are not aware of any other claims other than those specified in clause 3 or facts or circumstances that may give rise to any claim against the Company or any Group Company or its or their employees in relation to any other matters.

3.3

By your signature of this Agreement you agree that you have not and you will not institute or commence any claims, actions or proceedings against the Company or any Group Company or any officer or employee of the Company or any Group Company in relation to the Identified Issues before any Employment Tribunal or court whether in respect of the Employee Claims or otherwise. For the avoidance of doubt, the Company acknowledges that nothing in this Agreement affects your accrued pension rights, or right to enforce this Agreement or right to bring a claim in respect of personal injury of which you are unaware and could not reasonably be expected to be aware at the date of this Agreement (except personal injury of any kind to the extent that such a claim arises out of or relies upon any alleged act of discrimination), and you represent and warrant that as at the date of signature of this Agreement, you are not aware of any circumstances which give rise or may give rise to any claim in relation to personal injury. Furthermore, nothing in this Second Retirement Agreement shall affect your right to enforce the terms of your First Retirement Agreement and any such action shall not be construed as a breach of either the First Retirement Agreement or the Second Retirement Agreement.

3.4	You represent and warrant that:

3.4.1

you have received independent legal advice from a relevant independent adviser (as defined by section 203 of the Employment Rights Act 1996) as to the terms and effect of this Agreement and in particular its effect on your ability to pursue a claim in relation to the Identified Issues and you have previously notified any and all potential claims of any nature you have or may have against the Company or any Group Company (or any of its or their officers or employees) to the Company in writing and that you have no other complaints or grounds for any claim whatsoever against the Company in relation to the Identified Issues, including without limitation the Employee Claims;

3.4.2	the name of the independent adviser referred to in clause 3.4.1 above is

-----------------------------------------------------------------------------------------------

3.4.3

you are advised by the independent adviser that there is in force and was at the time you received the advice referred to above an insurance policy covering the risk of a claim by you in respect of loss arising in consequence of that advice.

You acknowledge that the Company has acted in reliance on these warranties when entering into this Agreement.

3.5

You agree and acknowledge that the conditions regulating settlement and compromise agreements contained in section 147 of the Equality Act 2010, the Employment Rights Act 1996, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Trade Union and Labour Relations (Consolidation) Act 1992, Regulation 35 of the Working Time Regulations 1998, Regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, Schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, Schedule 5 of the Employment Equality (Age) Regulations 2006, the National Minimum Wage Act 1998, the Employment Relations Act 1999, sub-paragraphs (a) to (e) of r39(4) of the European Public Limited-Liability Company (Employee Involvement) (Great Britain) Regulations 2009, the Posted Workers (Enforcement of Employment Rights) Regulations 2016, Regulation 40 of the Information and Consultation of Employees Regulations 2004, paragraph 12 of the schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, the Pensions Act 2008 and any other similar relevant statutory provisions relating to the compromising of statutory claims are intended to be and have been satisfied.

3.6	For the avoidance of doubt, you confirm that the First Retirement Agreement remains in full force and effect notwithstanding the execution of this Agreement.

3.7

You agree that if you materially breach any provision in this Agreement or pursue a claim against the Company or any Group Company relating to your employment or its termination, an amount equal to the loss (including consequential loss and any legal fees or costs) which the Company and/or any Group Company suffers or incurs as a result will be immediately payable to the Company upon demand and the Company will be released from any continuing obligation under this Agreement. The Company may also pursue other rights and remedies to enforce this Agreement, including seeking an injunction and/or suspending, terminating any remaining payments or vesting events, and recovery of any payments made.

4.	Interpretation

4.1	The headings to clauses are for convenience only and have no legal effect.

5.	Applicable Law and Jurisdiction

5.1

This Agreement will be construed in accordance with English law and the parties irrevocable submit to the exclusive jurisdiction of the English Courts to settle any dispute which may arise in connection with this Agreement.

6.	Miscellaneous

6.1

If the amount of any payment or the vesting of any award under this Agreement exceeds any maximum pursuant to any relevant law or regulation or is in any other respect prohibited, your entitlement under this Agreement will be reduced to the maximum allowed under such law or regulation and the Company's obligations to make any such payment or vest any such award will be reduced accordingly.

6.2

This Agreement is entered into by the Company for itself and in trust for each Group Company with the intention that each such company will be entitled to enforce it directly. The parties agree that each Group Company will be entitled to enforce the benefit of this Agreement in accordance with the Contracts (Rights of Third Parties) Act 1999. Other than as stated in this clause 6.2, no person other than a party to this Agreement will have any rights to enforce any term of this Agreement.

6.3	This Agreement although marked ‘Without Prejudice’ and ‘Subject to Contract’ will upon signature by both parties be treated as an open document evidencing an agreement binding on the parties.

6.4

This Agreement may consist of one or more counterparts, each signed by one or more parties to this Agreement. If so, the signed counterparts are treated as making up one document, the date on which the last counterpart is executed will be the date of the Agreement and when executed and delivered each counterpart is treated as an original and together will constitute one document.

 ………………………………………………

SIGNED by You

 ………………………………………………

SIGNED for and on behalf of the Company

CERTIFICATE

I,         ___________________________________________________________________

of          __________________________________________________________________

confirm that I have given independent legal advice to Roger Thompson as to the terms and effect of the above Agreement and in particular its effect on the ability of Roger Thompson to pursue his rights before an Employment Tribunal.

I confirm that I am a Solicitor of the Senior Courts of England & Wales holding a current Practising Certificate and that there is and was at the time I gave the advice referred to above in force a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of a claim by Roger Thompson in respect of any loss arising in consequence of that advice.

Signed         ………………………………………………

Dated         ………………………………………………